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                                                                    EXHIBIT 10.1

                                 LOAN AGREEMENT

            This Loan Agreement is dated as of January 19, 2005 between National City Bank of the Midwest ("Bank") and Pioneer Railcorp, an Iowa corporation ("Pioneer"); and is acknowledged by Alabama & Florida Railway Co., Inc., an Iowa corporation ("AF"), Alabama Railroad Co., an Iowa corporation ("ALAB"), Decatur Junction Railway Co., an Iowa corporation ("DT"), Elkhart & Western Railroad Co., an Iowa corporation ("EWR"), Fort Smith Railroad Co., an Iowa corporation ("FSR"), The Garden City Western Railway, Inc., a Kansas corporation ("GCW"), Gettysburg & Northern Railroad Co., an Iowa corporation ("GET"), Indiana Southwestern Railway Co., an Iowa corporation ("ISW"), Kendallville Terminal Railway Co., an Iowa corporation ("KTR"), Keokuk Junction Railway Co., an Iowa corporation ("KJRY"), Michigan Southern Railroad Company, an Iowa corporation ("MSO"), Mississippi Central Railroad Co., a Mississippi corporation ("MSCI"), Pioneer Industrial Railway Co., an Iowa corporation ("PRY"), Shawnee Terminal Railroad Co., an Illinois corporation ("STR"), Vandalia Railroad Company, an Illinois corporation ("VRRC"), West Michigan Railroad Co., an Iowa corporation ("WMI") and Pioneer Railroad Equipment Co., Ltd., an Iowa corporation ("PRE") (collectively, the "Guarantors"). Pioneer and the Guarantors are collectively referred to as the "Borrowers".

                                    ARTICLE I
                                    THE LOANS

            Section 1.01: Agreement to Borrow and Lend. Bank agrees to extend to Pioneer, and Pioneer agrees to accept from the Bank, the obligations described in Sections 1.02 and 1.03 of this Agreement, all on the terms and conditions set forth in this Agreement.

            Section 1.02: Term Loan. Upon the execution of this Agreement, and on the terms and subject to the conditions set forth herein and in the Term Note, Bank shall make the Term Loan to Pioneer in the amount of $16,000,000. The Term Loan shall be disbursed, bear interest and shall be repaid as set forth in the Term Note.

            Section 1.03: Revolving Credit Facility. Upon the execution of this Agreement, and on the terms and subject to the conditions set forth herein and in the Revolving Credit Note, Bank shall make the Revolving Credit Facility available to Pioneer in the amount of $2,000,000. The Revolving Credit Facility shall bear interest and shall be repaid as set forth in the Revolving Credit Note.

            Section 1.04: Rate Management Transactions. Pioneer also expects to enter into with Bank or its affiliated entitles one or more interest rate swap or similar transactions.

            Section 1.05: Definitions. As used herein, the following terms shall have the following meanings for the purpose of this Agreement and the documents related hereto unless the context in which such term is used clearly requires otherwise:

            Applicable Margin Grid: the Applicable Margin Grid attached hereto and made a part hereof as Exhibit A.

            LIBOR Rate: the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Administrative Agent and equal to the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to the principal amount of the Loan and with a maturity equal to the applicable Interest Period are offered to Lender at 11:00 A.M. London time (or as soon thereafter as practicable) on the date of reference by banking institutions in the

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      London, United Kingdom market, as such interest rate is referenced and reported by the British Bankers Association in the Bridge Financial Telerate system "Page 3570" report or, if the same is unavailable, any other generally accepted authoritative source of such interest rate as Lender may reference from time to time, plus the Applicable Margin set forth on the Applicable Margin Grid. "Interest Period" shall mean one, two, three, or six months.

            Loans: the Revolving Credit Facility and the Term Loan.

            Note and Notes: the Term Note and the Revolving Credit Note.

            Obligations: each and every obligation described in Sections 1.02,
      1.03 and 1.04 above and the Guaranty executed by each Guarantor of even date herewith.

            Revolving Credit Facility: the $2,000,000 secured revolving credit facility provided to Borrower by the Bank pursuant to this Agreement, as described in Section 1.03 of this Agreement.

            Revolving Credit Note: the Revolving Credit Promissory Note of even date herewith in the face principal amount of $2,000,000 evidencing the Revolving Credit Facility.

            Term Loan: the $16,000,000 secured term loan provided to Borrower by Bank pursuant to this Agreement, as described in Section 1.02 of this Agreement.

            Term Note: the Term Promissory Note of even date herewith in the face principal amount of $16,000,000 evidencing the Term Loan.

            Section 1.06: Prepayment. The Loans may be prepaid as set forth in the Notes.

            Section 1.07: Use of Term Loan Proceeds. Pioneer shall use the proceeds of the Term Loan as follows: up to $7,000,000 to refinance existing debt of Pioneer to Bank, up to $4,000,000 to finance the acquisition of the west end of the Toledo, Peoria and Western Railway Corporation and up to $5,000,000 to finance the repurchase of equity interests in Pioneer pursuant to its privatization strategy.

            Section 1.08: Non-Use Fee. Borrower shall pay to the Bank a non-use fee of twenty five (25) basis points as applied to the average daily unused amount of the Revolving Credit Facility for each fiscal quarter of Pioneer. The non-use fee shall be calculated for each fiscal quarter (or portion thereof) beginning with the quarter ended March 31, 2005 and continuing until January 19, 2007. For purposes of calculating usage under this Section for any day, the Revolving Credit Facility shall be deemed used on such day to extent of the principal amount of all outstanding loans under the Revolving Credit Facility on such day. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on January 19, 2007, for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

                                   ARTICLE II
                                    SECURITY

            Section 2.01: Security. Borrowers (other than PRE) agree to grant to the Bank the following security interests as security for the Obligations:

      - Security Agreements - A security interest in all personal property of Borrowers (other than PRE), evidenced by a security agreement from each Borrower (other than PRE) and perfected by appropriate financing statements;

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      -     Pledge Agreements - A pledge by Pioneer of its ownership interests in all other Borrowers (other than PRE), evidenced by a pledge agreement from Pioneer and perfected by appropriate financing statements and/or possession; and

      -     Guaranties - Guaranties from each Guarantor.

The documents evidencing the security interests described above, together with this Agreement, the Notes and all other documents and agreements executed in connection with the Obligations, are hereinafter referred to as the "Collateral Documents."

                                   ARTICLE III
                                     CLOSING

      Prior to or at closing, the Borrowers shall deliver to the Bank the following:

         - all documents reasonably requested by Bank to evidence and secure the Obligations, including without limitation the Collateral Documents.

         - a certificate of good standing for each Borrower and a certified copy of the organizational document (with all amendments) of each Borrower from the Secretary of State of each Borrower's state of organization.

         -     a certified copy of the By-Laws of each Borrower.

         -     a certificate of incumbency for each Borrower.

         - a certified copy of resolutions of the board of directors of each Borrower approving this Agreement and the transactions described herein.

         -     such other documents as the Bank may reasonably request.

                                   ARTICLE IV
                 FINANCIAL MANAGEMENT, STATEMENTS AND COVENANTS

            Section 4.01: Financial Management. The Borrower's financial management system shall be structured to provide for accurate, current and complete disclosure of the financial results of the Borrower's operations.

            Section 4.02: Annual Financial Statements and Tax Returns. Furnish to the Bank the following:

                  (a) within one hundred twenty (120) days after the end of each fiscal year of the Pioneer, audited financial statements of Pioneer, on a consolidated basis, including a balance sheet as of the close of such fiscal year and related statement of income for such year, setting forth in each case in comparative form corresponding figures from the preceding annual financial statements, all in reasonable detail and satisfactory in scope to the Bank, prepared in accordance with GAAP applied on a consistent basis. Each such annual statement shall be accompanied by the certificate of an authorized officer of

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            Pioneer acceptable to Bank certifying that he has no knowledge of any Default or Event of Default or, if he has obtained knowledge of any Default or Event of Default, he shall disclose such Default or Event of Default;

                  (b) within twenty (20) days of filing, a photocopy of each
            Borrower's executed federal income tax returns (exclusive of wage information) (with all forms and schedules attached) for the year to which the filed return relates, certified to be true, correct and complete by an appropriate officer of each Borrower acceptable to Bank.

            Section 4.03: Interim Financial Statements; Covenant Compliance Worksheets and Reports. Furnish to the Bank the following:

                  (a) within forty-five (45) days after the end of each quarter of each fiscal year of Pioneer, a balance sheet of Pioneer, on a consolidated basis, as of the end of each such quarter and a related statement of income for the period from the beginning of the fiscal year to the end of such quarter, prepared in the manner set forth in
            Section 4.02(a) above for the annual statements, subject to normal year-end adjustments, certified by an authorized officer of Pioneer.

                  (b) Other Financial Information. Furnish to the Bank copies of such other financial information as the Bank may from time to time reasonably request.

            Section 4.04: Financial Covenants. So long as any portion of the Obligations shall remain outstanding, the Borrowers shall comply with the following financial covenants:

            - Minimum Tangible Net Worth - The Tangible Net Worth of Pioneer shall not be less than $4,000,000 at the end of any fiscal quarter of Pioneer. Beginning March 31, 2005, and on the last day of each fiscal quarter of Pioneer thereafter, the Minimum Tangible Net Worth amount shall be increased by fifty percent (50%) of after-tax net income of Pioneer, on a consolidated basis, during said fiscal quarter. The Minimum Tangible Net Worth amount shall not be reduced due to any net losses of Pioneer or otherwise.

            - Maximum Funded Debt/EBITDA Ratio - The Funded Debt/EBITDA Ratio for Pioneer shall be not more than 3.5:1.0 at the end of any fiscal quarter of Pioneer, calculated in each instance for the previous four fiscal (4) quarters. Beginning June 30, 2006, the Funded Debt/EBITDA Ratio maximum level shall be decreased to 3.0:1.0.

            - Minimum Fixed Charge Coverage Ratio - The Fixed Charge Coverage Ratio for Pioneer shall be not less than 1.10:1.00 at the end of any fiscal quarter of Pioneer, calculated in each instance for the previous four fiscal (4) quarters. Beginning June 30, 2006, the Fixed Charge Coverage Ratio minimum level shall be increased to 1.15:1.00.

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            Section 4.05: Financial Definitions.

            - Tangible Net Worth shall mean the amount of total assets of the Pioneer, on a consolidated basis, excluding the amount of intangible assets of the Pioneer, on a consolidated basis, minus the amount of total liabilities of the Pioneer, on a consolidated basis, exclusive of subordinated debt, if any. Intangible assets shall include, at book value, without limitation, leasehold improvements, goodwill, patents, copyrights, secret processes, deferred expenses related to sales, general administrative, research and development expenses, and all amounts due from any officer, employee, director, or related person.

            - Funded Debt/EBITDA Ratio shall mean the ratio of Funded Debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). "Funded Debt" shall mean all interest-bearing debt plus capitalized leases. For purposes of calculating this covenant, the following amounts shall be added to EBITDA at the following calculation dates:

March 31, 2005        $620,000
June 30, 2005         $465,000
September 30, 2005    $310,000
December 31, 2005     $155,000

            - Fixed Charge Coverage Ratio shall mean the ratio of net income of Pioneer, on a consolidated basis, plus depreciation and interest, less dividends and cash capital expenditures, to the sum of scheduled principal payments made on senior term debt plus interest expense, but deducting the sum of $160,000 from interest expense for the calculations to be made on March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005.

Each of the covenants described, and any term used but not defined, in this
Section 4.05 shall be determined and defined in accordance with GAAP applied on a consistent basis.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      To induce the Bank to enter into the Agreement, the Borrowers represent and warrant as follows:

            Section 5.01: Duly Organized. Each Borrower is duly organized under the laws of the State of its organization, and is duly qualified to do business and in good standing in each jurisdiction where the operation of their respective businesses makes qualification necessary. Each has the power to enter into this Agreement and to borrow hereunder, and each has obtained all licenses necessary for the conduct of its business.

            Section 5.02: Duly Authorized. The making and performance by the Borrowers of this Agreement and the execution and delivery of all documents hereunder have been duly authorized by all necessary action and will not violate any law, rule, regulation, order, judgment, decree, determination or award presently in effect having applicability to the Borrower or any provision of the organizational documents of any Borrower, or result in a breach of or constitute a default under any indenture, bank

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loan, credit agreement or any other agreement or instrument to which any
Borrower is a party or by which it or its property may be bound or affected.

            Section 5.03: No Legal Suits. There are no legal actions, suits or proceedings pending, or to the knowledge of any Borrower, threatened against any Borrower or otherwise relating to any of its business properties before any court or administrative agency, which, if determined adversely to the Borrower, would have a material adverse effect on the financial condition or business of any Borrower.

            Section 5.04: Not in Default. No Borrower is in default of any obligation, covenant or condition contained in any bond, debenture, note, other evidence of indebtedness or any mortgage or collateral instrument securing the same or any other material agreement.

            Section 5.05: Taxes are Paid. Each Borrower has filed all tax returns which are required and has paid or made provision for the payment of all taxes, including real estate taxes, which have or may become due pursuant to said returns or pursuant to any assessments levied against any Borrower or its personal or real property by any taxing agency, federal, state or local, and shall continue to do so throughout the term of this Agreement. No tax liability has been asserted by the Internal Revenue Service or other taxing agency, federal or state, or local, for taxes materially in excess of those already provided for and no Borrower knows of any basis for any such deficiency assessment.

            Section 5.06: No Adverse Change. There has been no adverse change since the date of loan application in the financial condition, organization, operation, business prospects, fixed properties or personnel of any Borrower.

            Section 5.07: Governmental Approval. The Borrowers have secured all necessary approvals or consents for their operations, if required, of (i) any mortgagor, creditor or other party having any financial interest in any Borrower, or (ii) governmental bodies having jurisdiction with respect to this transaction or any use of these proceeds.

            Section 5.08: Financial Information. Subject to any limitations stated therein or in connection therewith, all balance sheets, earning statements, and other financial data which have been or may hereafter be furnished to the Bank with respect to any Borrower do or shall fairly present the financial condition of each Borrower as of their respective dates and the results of its operations for the periods for which the same are furnished, and all other information, reports, and other papers and data furnished to the Bank are or shall be, at the time the same are so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Bank a true and accurate knowledge of the subject matter.

            Section 5.09: Compliance with Environmental Laws. The Borrowers hereby represent and warrant to Bank as follows:

            (a) To the best of Borrowers' knowledge, each Borrower is now and will remain in compliance with all applicable laws and regulations, including, without limitation, all Laws (as hereinafter defined);

            (b) All required governmental permits, licenses and, agreements for the use and operation of the Borrowers' business properties are now and will remain in effect, and the Borrowers' business properties, their use and operation do now and will in the future comply with all such permits, licenses and agreements;

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            (c)   To the best of Borrowers' knowledge, there are and will be no
                  Hazardous or Toxic Material (as hereinafter defined) existing on or under the surface of any of the Borrowers' business properties or in any surface waters or ground waters on or under said properties and no escape, seepage, spillage, discharge, emission or release of any Hazardous or Toxic Material shall occur on, under, above or emanate from, said properties except to the extent that any such Hazardous or Toxic Material is handled in accordance with all Laws;

            (d) There are no pending, or to the best knowledge of the Borrowers, threatened or anticipated suits, actions, proceedings or notices from any governmental or quasi-governmental agency with respect to any of Borrower's business properties any Borrower.

      For purposes of this Agreement, the term Hazardous or Toxic Material shall be defined to include: (i) asbestos or any material composed of or containing asbestos in any form and of any type, or (ii) any hazardous, toxic or dangerous waste, substance, material, smoke, gas or particulate matter, as from time to time defined by or for purposes of the Comprehensive Environmental Response Compensation and Liability Act, any law commonly referred to as of the date hereof as "Superfund" or "Superlien" or any successor to such laws, or any other federal, state or local environmental, health or safety statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards concerning or in connection with hazardous, toxic or dangerous waste, substance, material, smoke, gas or particulate matter, as now or any time hereinafter in effect (collectively, the "Laws").

            Section 5.10: Statements not Misleading. No document, agreement or certificate furnished to Bank by any Borrower in connection with the Obligations contains any untrue statement of a material fact or omits any material fact necessary to make any other statements not misleading. There is no fact known to any Borrower which may adversely affect any Borrower that has not been disclosed to Bank in writing.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

            Section 6.01: Delivery of Loan Documents. The Borrowers will deliver to the Bank originals of this Agreement and all documents reasonably requested by Bank to evidence or secure the Obligations, including without limitation the Collateral Documents.

            Section 6.02: Payment of the Obligations. The Borrowers shall pay punctually all principal and interest on the Obligations according to their respective terms and conditions and shall pay punctually any other amounts that may become due and payable to the Bank under or pursuant to the terms of this Agreement or otherwise. Moreover, the Borrowers agree to pay punctually all principal and interest due on any other indebtedness now or hereafter assumed by the Borrowers.

            Section 6.03: Maintain and Insure Property. Each Borrower agrees at all times to maintain its business properties in such condition and repair that the Bank's security will be adequately protected. Each Borrower shall also keep its business properties fully insured with:

            (i) comprehensive general liability insurance insuring the Borrower against claims, demands and actions with respect to bodily injury, death or

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                  property damage, with minimum limits of coverage and otherwise appropriate for Borrower's business;

            (ii) fire and casualty insurance on Borrower's primary business office building located at 1318 S. Johanson Road, Peoria, Illinois and contents, in an amount equal to the full replacement value thereof.

All such policies shall be from carriers and in form and amount satisfactory to Bank. Each Borrower shall provide Bank with certificates of insurance evidencing such coverage, naming Bank as an additional insured and providing that Bank will be given thirty (30) days notice prior to cancellation.

            Section 6.04: Workers' Compensation, Social Security, Retirement and Health Insurance Benefits, and Taxes. Each Borrower shall provide Workers' Compensation insurance where the same is required, and shall accept full responsibility for the payment of unemployment insurance, premiums for Workers' Compensation, Social Security and retirement and health insurance benefits, as well as all income tax deductions and any other taxes or payroll deductions required by law for its employees.

            Section 6.05: Compliance with Laws; Payment of Taxes and Other Liabilities. Each Borrower will maintain its corporate existence, and will comply with all applicable statutes, laws and regulations and will pay all taxes, assessments, charges, claims for labor, supplies, rent and other obligations which if unpaid might become a lien against any Borrower or its property. Each Borrower will timely pay all taxes assessed on or against its income, unless, and to the extent that, such taxes are being contested in good faith and by appropriate litigation or other proceedings, if the books of the Borrower reflect the maintenance of reasonable reserves therefor.

            Section 6.06: Right to Inspection. Each Borrower agrees to grant the Bank, until the Obligations have been fully repaid, the right at all reasonable hours free access to any of its business properties for the purpose of inspection to determine the condition of said properties. Each Borrower will as often as deemed necessary by the Bank, permit the Bank, or its duly authorized representatives to have full access to and the right to examine any pertinent books, documents, papers and records until the Obligations are fully repaid.

            Section 6.07: Damage or Destruction of the Property. In the event of any damage to or destruction of any of the Borrowers' business properties or any part thereof, the Borrowers will either (i) promptly cause the same to be restored, replaced or rebuilt as nearly as possible to their value, condition and character immediately prior to such damage or destruction; or (ii) pay to Bank all insurance proceeds received by any Borrower on account of such damage or destruction, to be applied to the balance due on the Obligations. The Borrowers shall immediately notify Bank of the occurrence of any such damage or destruction, and shall, within thirty (30) days thereafter, notify Bank whether or not it intends to rebuild.

            Section 6.08: Indemnification. Each Borrower shall indemnify and hold Bank harmless from and against all claims arising from any breach or default in any covenant, warranty, representation or in the performance of any obligation on any Borrower's part to be performed under the terms of this Agreement or any agreement executed pursuant hereto, or arising from any negligence of any Borrower, or any Borrower's agents, contractors or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against Bank by reason of any claim described above, the Borrowers shall defend the same at Borrowers' expense by counsel satisfactory to Bank.

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            Section 6.09: Notice of Litigation. Promptly after receiving notice or otherwise acquiring knowledge thereof, the Borrowers will advise Bank, in writing, of the filing or commencement of litigation or proceedings wherein any Borrower is named as a defendant, if the amount of damages claimed against said Borrower exceeds the sum of Fifty Thousand Dollars ($50,000).

            Section 6.10: Change in Financial Condition: No Borrower will suffer or allow any substantial or materially adverse change in the financial condition of any Borrower to occur.

            Section 6.11: Attorney-In-Fact. After the occurrence of any Event of Default hereunder, each Borrower hereby irrevocably designates and appoints Bank as its attorney-in-fact to perform in its name any acts Bank reasonably deems necessary to implement the provisions of this Agreement in the event of the failure, refusal or inability of any Borrower to act, and each Borrower will indemnify Bank with respect to any costs, expenses, damages or liabilities (including attorney's fees) incurred by the Bank in connection therewith.

            Section 6.12: Interest Rate Protection. Within one hundred eighty
(180) days of the date hereof, Borrower shall enter into and maintain in full force and effect interest rate protection agreements in an amount not less than fifty percent (50%) of the aggregate outstanding principal balance of the Term Loan. Such agreements shall conform to International Swap Dealers Association, Inc. standards, shall be with institutions reasonably acceptable to Lender and shall otherwise be in form and substance reasonably acceptable to Lender.

                                   ARTICLE VII
                       NEGATIVE COVENANTS OF THE BORROWERS

            Section 7.01: Non-Breach of Agreement. Each Borrower covenants and agrees that, from the date hereof until repayment in full of the Obligations, it will not enter into any agreement or other commitment the performance of which would constitute a breach of any of the covenants and agreements contained in this Agreement or any document or agreement executed in connection herewith.

            Section 7.02: Additional Indebtedness. No Borrower will accept or enter into any secondary financing or incur or permit any existing indebtedness to continue in excess of $5,000,000, in the aggregate, except for indebtedness
(i) outstanding on the date of this Agreement and disclosed in writing to Bank; and (ii) indebtedness owed to Bank.

            Section 7.03: Dividends or Distributions. Intentionally omitted.

            Section 7.04: Encumber Property. No Borrower will create or permit any mortgage, pledge, lien, charge or encumbrance, including liens arising from judgments, on any Borrower's real or personal property, except for (i) any such liens in favor of Bank or approved by Bank and (ii) any such liens securing indebtedness permitted under Section 7.02 above.

            Section 7.05: Sell Property. No Borrower will, other than in the ordinary course of its business, sell, convey or suffer to be conveyed, assign, transfer, relinquish possession or otherwise dispose of any of its business properties unless approved in writing by the Bank.

            Section 7.06: Benefit Plans. Intentionally omitted.

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            Section 7.07: Changes in Business Structure. Without the written permission of the Bank, there will be no change in the ownership structure, control or operation of any Borrower, including but not limited to (i) merger into or consolidation with any other entity; (ii) issuance of any shares of its capital stock; (iii) changing the nature of its business as carried on at the date hereof; or (iv) substantial distribution, liquidation or other disposal of the assets of Borrower to its stockholders.

            Section 7.08: Intercompany Transactions. No Borrower shall make any loans to, or borrow any funds from any affiliated entities other than other Borrowers except in the ordinary course of business or in accordance with past practice of the Borrowers. In the event that Bank consents to any such loans, the debt of any Borrower to any other party shall be subordinate to all debt owed to Bank. No Borrower shall enter into any other transactions with affiliated entities other than other Borrowers except in the ordinary course of business and on reasonable terms and conditions. PRE shall not be considered a Borrower for purposes of this Section 7.08.

            Section 7.09: Guaranties. No Borrower will guaranty any indebtedness of any other person or entity without the prior written consent of Bank, except for (i) guaranties of debt to Bank and (ii) guaranties existing on the date of this Agreement and disclosed in writing to Bank.

            Section 7.10: Investments. No Borrower shall acquire or dispose of any interest in any non-publicly traded company without the prior written consent of Bank.

            Section 7.11: Negative Pledge: Real Estate. No Borrower shall create or permit to exist any mortgage or other lien on any real estate owned by the Borrower.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

            The entire unpaid principal of the Obligations, and the interest then accrued thereon, shall become and immediately due and payable upon the written demand of the Bank, without any other notice or demand of any kind or presentment of protest, if any one of the following events (hereafter an "Event of Default") shall occur and be continuing at the same time of such demand, whether voluntarily or involuntarily, with or without limitation, occurring or brought about by the operation of law or pursuant to or in compliance with regulations of any administrative or governmental body.

            Section 8.01: Non-payment of Obligations. If the Borrower shall fail to make payment when due of any installment of principal on the Obligations, or interest accrued thereon.

            Section 8.02: Non-payment of Other Indebtedness. If default shall be made in the payment when due of any installment of principal or of interest on any Borrower's other indebtedness.

            Section 8.03: Incorrect Representation or Warranty. If any representation or warranty contained in, or made in connection with the execution and delivery of, this Agreement, any Collateral Document or in any agreement, certificate or other document furnished pursuant thereto, shall prove to have been incorrect when made in any material respect.

            Section 8.04: Default in Covenants. If any Borrower shall default in the performance of any non-monetary term, covenant or agreement contained in any Collateral Document or any other document executed in connection therewith or otherwise, and such default shall continue for thirty (30) days after either (i) it becomes known to Borrower or (ii) written notice thereof shall have been given to

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

any Borrower by the Bank; provided, however, that if the default is of such nature that it can be corrected but not within said period, the cure period shall be extended so long as Borrower initiates curative action within such period and diligently pursues that action to completion.

            Section 8.05: Voluntary Insolvency. If any Borrower shall become insolvent or shall cease to pay its debts as they mature or shall voluntarily file a petition seeking reorganization, or the appointment of a receiver, trustee or liquidator for it or a substantial portion of its assets or to effect a plan or other arrangement with creditors, or shall be adjudicated bankrupt, or shall make a voluntary assignment for the benefit of creditors.

            Section 8.06: Involuntary Insolvency. If an involuntary petition shall be filed against any Borrower under any bankruptcy, insolvency or similar law or seeking reorganization or the appointment of any receiver, trustee or liquidator for any Borrower of a substantial part of the property of any Borrower or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of any Borrower and such petition shall not be dismissed, or such writ or warrant of attachment or similar process shall not be released or bonded, within thirty days after filing or levy.

            Section 8.07: Judgments. If any final judgment for the payment of money that is not fully covered by liability insurance and is in excess of Ten Thousand Dollars ($10,000) shall be rendered against any Borrower, and within thirty days, shall not be discharged, or an appeal therefrom taken and execution thereon effectively stayed pending such appeal, and, if such judgment be affirmed on such appeal, and the same shall not be discharged within thirty days.

            Section 8.08: Dissolution, Merger or Consolidation. If any Borrower is dissolved, merged or consolidated with any entity, or the transfer of a substantial part of the ownership or assets of any Borrower is made.

            Section 8.09: Termination of Business. If any Borrower shall terminate the operation of its business, or materially change the manner of operation of such business.

                                   ARTICLE IX
                                    REMEDIES

            Section 9.01: Note Remedies. Upon the occurrence of any Event of Default and at any time thereafter until such Event of Default is cured, the Bank shall have, in addition to all other rights and remedies, all remedies provided in any Collateral Document or any other documents executed in connection therewith or otherwise.

            Section 9.02: Offset. Upon the occurrence of an Event of Default, Bank shall have the right to apply any funds held by Bank on behalf of any Borrower to offset any of the indebtedness hereby secured.

            Section 9.03: Waivers. Each Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered, or other action taken in reliance hereon and all other demands and notices of any description unless otherwise required herein. With respect to the Obligations, each Borrower agrees to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising, or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable. The Bank shall have no duty as to the collection or protection of collateral or any income thereon, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof. The Bank may exercise its rights with respect to collateral without resorting or regard to other collateral or source of reimbursement. The Bank shall not be deemed to have waived any of its rights under the Collateral Documents or any other document executed in connection therewith or otherwise unless such waiver is in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such rights or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Bank under the Collateral Documents or any other document executed in connection therewith or otherwise shall be cumulative and may be exercised singularly or concurrently.

            Section 9.04: Right of Bank to Make Advances to Cure Events of Default. In the event that any Borrower shall fail to perform any covenant or agreement contained in this Agreement or any other Collateral Document, or fail to make any payments required by this Agreement or any other Collateral Document, Bank may (but shall not be obligated to) perform any one or all of such covenants or agreements, make any such payments (including those due Bank) or advance funds in excess of the face amount of any obligation, and any amounts expended by Bank in so doing, plus interest thereon at the default interest rate, shall be due and payable by Borrowers to Bank, on demand.

            Section 9.05: Expenses and Proceeds of Collateral. Each Borrower agrees to pay to the Bank on demand any and all expenses, including reasonable counsel fees, incurred or paid by the Bank in protecting or enforcing its rights upon or under this Agreement. After deducting all such expenses, the residue of any proceeds of sale of liabilities or property shall be applied to the payment of principal or interest on the Obligations in such order of preference as the Bank may determine, proper allowance for interest on the Obligations not then due being made, and any excess shall be returned to the Borrowers and the Borrowers shall remain liable for any deficiency.

                                    ARTICLE X
                                 INDEMNIFICATION

      Borrowers agree to exonerate, indemnify, pay and protect, defend (with counsel reasonably approved by Bank) and save Bank and the directors, officers, shareholders, employees and agents of Bank harmless from and against any claims (including without limitation third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims), interest or losses, including reasonable attorneys' and paralegals' fees and expenses, investigation and remediation costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature (collectively, the "Costs") that arise directly or indirectly from or in connection with this Agreement and the other Collateral Documents. The indemnification provided in this Article X shall specifically apply to and include claims or actions brought by or on behalf of employees of Borrowers. In the event Bank shall suffer or incur any Costs, Borrowers shall pay to Bank the total of all such Costs suffered or incurred by Bank upon demand therefor by Bank. Without limiting the generality of the foregoing, the indemnification provided in this Article X shall specifically cover Costs, including capital, operating, supervision and maintenance costs, incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remedial, removal or restoration work required or performed by any federal, state or local governmental agency or political subdivision or performed by any nongovernmental entity or person because of the presence, suspected presence, release or suspected release of any hazardous materials in or into the air, soil, groundwater or surface water at, on, about, under or within any real estate owned or operated by the Borrowers, or elsewhere in connection with the transportation of hazardous materials to or from any such real estate and any claims of third parties for loss or damage due to such hazardous materials; provided that, only to the extent prohibited by law, this indemnity shall not be sought for damages that result from the gross negligence or wilful misconduct of the Bank.

                                   ARTICLE XI
                                  MISCELLANEOUS

            Section 11.01: Notices. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party hereto if mailed to the Bank at its address set forth below, and to the Borrower at the address set forth below or at such other addresses as any party has designated in writing to any other party hereto.

      IF TO LENDER:                                  IF TO THE BORROWERS:

      National City Bank of the Midwest              Pioneer Railcorp
      301 SW Adams St, Locator C-P02-22              1318 S. Johanson Rd
      PO Box 749                                     Peoria, IL 61707-1130
      Peoria, IL 61652-0749                          Attn: J. Michael Carr
      Attn: Michael A. Zeller

      with copy to:

      Michael R. Seghetti
      Elias, Meginnes, Riffle & Seghetti
      416 Main Street, Suite 1400
      Peoria, IL  61602

            Section 11.02: Survival of Representations and Warranties. All agreements, representations and warranties made by the Borrowers herein or any other document or certificate delivered to the Bank in connection with the transaction contemplated by this Agreement shall continue in full force and effect so long as any Obligations are outstanding.

            Section 11.03: Successors and Assigns. This Agreement shall be binding upon the Borrowers, their successors and assigns, except that the Borrowers may not assign or transfer its rights without prior written consent of the Bank. This Agreement shall inure to the benefit of the Bank, its successors and assigns, and, except as otherwise expressly provided in particular provisions hereof, all subsequent holders of the Obligations.

            Section 11.04: Counterparts. This Agreement may be executed in any number of counterparts, each which will deemed an original, but all of which together shall constitute one and the same instrument.

            Section 11.05: Article and Section Headings. Headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

            Section 11.06: Monitoring and Evaluation. The Bank will monitor and evaluate the Borrowers' performance under this Agreement. The Borrowers will be monitored for compliance with rules, regulations and requirements applicable to this Agreement.

            Section 11.07: Severance Clause. The Borrowers agree that in the event that any provision of this Agreement or any other instrument executed at closing, or the application thereof to any person or circumstances, shall be declared null and void, invalid, or held for any reason to be unenforceable by a Court of competent jurisdiction, the remainder of such Agreement shall nevertheless remain in full force and effect, and to this end, the provisions of all covenants, conditions and agreements described herein are deemed separate.

            Section 11.08: Integration Clause. It is agreed between the parties that this Agreement, with attachments, as written, is the full and complete agreement between the parties and that there are no oral agreements or understandings between the parties other than what has been reduced to writing herein.

            Section 11.09: Notice of Default. Each Borrower agrees to give written notice to the Bank within 15 days of any event which constitutes an Event of Default under this Agreement as described in Article VIII herein or that would, with notice or lapse of time or both, constitute and Event of Default under this Agreement.

            Section 11.10: Expenses of Collection or Enforcement. Each Borrower agrees to pay the Bank or its assigns, in addition to any other amounts that may be due from the Borrowers, an amount equal to the costs and expenses of collection, enforcement or correction or waiver of any default by any Borrower incurred by the Bank or its assigns with such collection, enforcement, correction or waiver of default, including, without limitation, reasonable attorneys fees.

            Section 11.11: Prohibition Against Assignment. The Borrowers may not assign or, in any way, transfer its rights and benefits under this Agreement without the prior, written permission of the Bank.

            Section 11.12: Waiver of Jury Trial. Intentionally omitted.

            Section 11.13: Arbitration. Bank and the Borrowers agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement or any document or agreement executed in connection herewith or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrowers' address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration provision or be prohibited by this arbitration provision. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however, that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

NATIONAL CITY BANK OF THE MIDWEST         PIONEER RAILCORP

BY: /s/ Michael A. Zeller                 BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Vice-President                       ITS: President

      The following Guarantors of the Obligations of Pioneer under the foregoing Agreement hereby acknowledge and consent to the provisions of said Agreement.

ALABAMA RAILROAD CO.                      ALABAMA & FLORIDA RAILWAY CO., INC.

BY: /s/  J. M. Carr                       BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Treasurer                            ITS: Treasurer

DECATUR JUNCTION RAILWAY CO.              ELKHART & WESTERN RAILROAD CO.

BY: /s/  J. M. Carr                       BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Treasurer                            ITS: Treasurer

FORT SMITH RAILROAD CO.                   THE GARDEN CITY WESTERN RAILWAY, INC.

BY: /s/  J. M. Carr                        BY: /s/  J. M. Carr
    ----------------------------------         --------------------------------
ITS: Treasurer                             ITS: Treasurer

GETTYSBURG & NORTHERN RAILROAD CO.        INDIANA SOUTHWESTERN RAILWAY CO.

BY: /s/  J. M. Carr                       BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Treasurer                            ITS: Treasurer

KENDALLVILLE TERMINAL RAILWAY CO.         KEOKUK JUNCTION RAILWAY CO.

BY: /s/  J. M. Carr                       BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Treasurer                            ITS: Treasurer

MICHIGAN SOUTHERN RAILROAD COMPANY        MISSISSIPPI CENTRAL RAILROAD CO.

BY: /s/  J. M. Carr                       BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Treasurer                            ITS: Treasurer

PIONEER INDUSTRIAL RAILWAY CO.            SHAWNEE TERMINAL RAILROAD CO.

BY: /s/  J. M. Carr                       BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Treasurer                            ITS: Treasurer

VANDALIA RAILROAD COMPANY                 WEST MICHIGAN RAILROAD CO.

BY: /s/  J. M. Carr                       BY: /s/  J. M. Carr
    ----------------------------------        ----------------------------------
  ITS: Treasurer                            ITS: Treasurer

                                          PIONEER RAILROAD EQUIPMENT CO., LTD

                                          BY: /s/  J. M. Carr
                                              ----------------------------------
                                            ITS: Treasurer

                                    EXHIBIT A

                             APPLICABLE MARGIN GRID

                            (Basis points per annum)

BASIS FOR PRICING       LEVEL I            LEVEL II           LEVEL III         LEVEL IV
-----------------------------------------------------------------------------------------
Funded Debt/EBITDA   > or = 3.0:1.0    > or = 2.5:1.0       > or = 2.0:1.0      < 2.0:1.0
Ratio*
                                        But < 3.0:1.0         But <2.5:1.0
-----------------------------------------------------------------------------------------
LIBOR Margin                275.00             250.00               225.00         200.00
-----------------------------------------------------------------------------------------

*     As defined in Section 1 of the Loan Agreement.